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                                                                   EXHIBIT 8(m)


                                                                   [FORM]

                                 NORTHERN FUNDS

                ADDENDUM NO. 5 TO THE TRANSFER AGENCY AGREEMENT

         This Addendum, dated as of the __th day of _________, 1997, is entered into between NORTHERN FUNDS (the "Trust"), a Massachusetts business trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank (the "Transfer Agent").

         WHEREAS, the Trust and the Transfer Agent have entered into a Transfer Agency Agreement dated as of April 1, 1994 as amended by Addendum No. 1 dated November 29, 1994, by Addendum No. 2 dated March 29, 1996, by Addendum No. 3 dated August 7, 1996 and by Addendum No. 4 dated __, 1997 (the "Transfer Agency Agreement") pursuant to which the Trust has appointed the Transfer Agent to act as transfer agent to the Trust for the Money Market Fund, U.S. Government Money Market Fund, Municipal Money Market Fund, U.S. Government Select Money Market Fund, California Municipal Money Market Fund, U.S. Government Fund, Fixed Income Fund, Intermediate Tax-Exempt Fund, Tax-Exempt Fund, International Fixed Income Fund, Income Equity Fund, Growth Equity Fund, Select Equity Fund, Small Cap Fund, International Growth Equity Fund, International Select Equity Fund, Technology Fund, Stock Index Fund, Florida Intermediate Tax-Exempt Fund, the Short-Intermediate U.S. Government Fund, the California Intermediate Tax-Exempt Fund, the Arizona Tax-Exempt Fund and the California Tax-Exempt Fund; and

         WHEREAS, the Trust is establishing the Small Cap Index Fund (the "Fund"), and the Trust desires to retain the Transfer Agent under the terms of the Transfer Agency Agreement to render transfer agency and other services with respect to the Fund and the record and/or beneficial owners of the Fund, and the Transfer Agent is willing to render such services.

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Appointment. The Trust hereby appoints the Transfer Agent as transfer agent with respect to the Fund in accordance with the terms set forth in the Transfer Agency Agreement. The Transfer Agent hereby accepts such appointment and agrees to render the services and perform the duties set forth in the Transfer Agency Agreement for the compensation therein provided.


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         2.       Capitalized Terms.  From and after the date hereof, the
                  term "Current Funds" as used in the Transfer Agency Agreement shall be deemed to include the Fund.
                  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transfer Agency Agreement.

         3.       Miscellaneous.    The initial term of the Transfer Agency
                  Agreement with respect to the Fund shall continue, unless sooner terminated in accordance with the Transfer Agency Agreement, until March 31, 1998.
                  Except to the extent supplemented hereby, the Transfer Agency Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

         All signatures need not appear on the same copy of this Addendum.


                                            NORTHERN FUNDS

Attest:                                     By:
       --------------------                    -------------------------------

                                            Title:
                                                  ----------------------------

                                            THE NORTHERN TRUST

Attest:                                     By:
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                                            Title:
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